As filed with the Securities and Exchange Commission on August 6, 2007

Registration No. 333-144797

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

to

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Stater Bros. Holdings Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	5411	33-0350671
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

21700 Barton Road

Colton, California 92324

(909) 783-5000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Jack H. Brown

President and Chief Executive Officer

Stater Bros. Holdings Inc.

21700 Barton Road

Colton, California 92324

(909) 783-5000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

COPIES TO:

Linda L. Curtis, Esq.

Gibson, Dunn & Crutcher LLP

333 South Grand Avenue

Los Angeles, California 90071

(213) 229-7000

Approximate date of commencement of proposed sale to the public:  As soon as practicable after this registration statement becomes effective.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

EXACT NAME OF CO-REGISTRANTS AS SPECIFIED IN ITS CHARTER	STATE OR OTHER JURISDICTION OF ORGANIZATION	PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE NUMBERS	I.R.S. EMPLOYER IDENTIFICATION NUMBER
Stater Bros. Markets	CA	5411	952586175
Stater Bros. Development, Inc.	CA	1542	953848941
Santee Dairies, Inc.	CA	2026	954068896
Super Rx, Inc.	CA	2834	201728775

The Registrant and the co-registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant and the co-registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 2 to the Registration Statement on Form S-4 of Stater Bros. Holdings Inc., its subsidiaries Stater Bros. Markets and Stater Bros. Development, Inc. and its indirect subsidiaries, Santee Dairies, Inc. and Super Rx, Inc. (File No. 333-144797), is being filed solely to include additional undertakings required by Item 22 of Form S-4.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.	Indemnification of Officers and Directors

Delaware Registrant

Section 145 of the Delaware General Corporation Law (“DGCL”) permits a corporation to indemnify any of its directors or officers who was or is a party or is threatened to be made a party to any third party proceeding by reason of the fact that such person is or was a director or officer of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person’s conduct was unlawful. In a derivative action, i.e., one by or in the right of a corporation, the corporation is permitted to indemnify any of its directors or officers against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that such person is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

Stater Bros. Holdings Inc.

Pursuant to Section 102(b)(7) of the DGCL, Stater Bros.’ Certificate of Incorporation eliminates the liability of its Directors to Stater Bros. or its stockholders, except for liabilities related to breach of the duty of loyalty, actions not in good faith, and certain other liabilities. As permitted by Section 145 of the DGCL, Article V of Stater Bros.’ Bylaws provides, under certain stated conditions, that Stater Bros. shall indemnify any person who is or was a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of Stater Bros., and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director, officer or employee of Stater Bros., or is or was serving at the request of Stater Bros. as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise; provided that Stater Bros. shall indemnify any person with respect to an action, suit or proceeding initiated by such person (other than an action, suit or proceeding to enforce the indemnification rights provided herein) only if it was authorized by the Board of Directors of Stater Bros. The indemnification provided herein shall include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement.

California Registrants

The following registrants are corporations incorporated under the laws of the State of California: Stater Bros. Markets, Stater Bros. Development Inc., Santee Dairies, Inc, and Super Rx, Inc.

Subject to certain limitations, Section 317 of the California Corporations Code provides in part that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that the person is or was a director, officer, employee or other agent of the corporation, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful.

Stater Bros. Markets

Article IV of Markets’ Articles of Incorporation (the “Markets Articles”) provides that the liability of Directors of Markets for monetary damages shall be eliminated to the fullest extent permissible under California law. Article V of the Markets Articles authorizes Markets to provide indemnification of agents to the fullest extent permissible under California Law.

Article VI of Markets’ Bylaws provides that Markets shall indemnify any person who was or is a party, or is threatened to be made a party, to any proceeding, other than an action by or in right of Markets to procure judgment in its favor, by reason of the fact that such person is or was an agent of Markets, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with such proceeding if that person acted in good faith and in a manner that person reasonably believed to be in the best interests of Markets, and in the case of a criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

In addition, Article VI of Markets’ Bylaws provides that Markets shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of Markets to procure a judgment in its favor by reason of the fact that person is or was an agent of Markets, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of that action if that person acted in good faith, in a manner that person believed to be in the best interests of Markets and its shareholders.

Stater Bros. Development, Inc.

Section 5 of Development’s Bylaws permit Development to indemnify any director, officer, agent or employee as to those liabilities and on those terms and conditions as are specified in Section 317 of the California Corporations Code.

Santee Dairies, Inc.

Article VI of Santee’s Bylaws provides that Santee shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of Santee) by reason of the fact that he is or was a director, officer, employee or agent of Santee, or is or was serving at the request of Santee as a director, officer, employee or agent or another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Santee, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

In addition, Article VI of Santee’s Bylaws provide that Santee shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of Santee to procure a judgment in its favor by reason of the fact that he is or was a Director, officer, employee or agent of Santee, or is or was serving at the request of Santee as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Santee and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to Santee unless and only to the extent that the Superior Court of the State of California or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such Court shall deem proper.

Super Rx, Inc.

Article VI of Super Rx’s Bylaws provides that Super Rx shall indemnify any person who was or is a party, or is threatened to be made a party, to any proceeding, other than an action by or in the right of this corporation to procure judgment in its favor, by reason of the fact that such person is or was an agent of Super Rx, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with such proceeding if that person acted in good faith and in a manner that person reasonably believed to be in the best interests of Super Rx and, in the case of a criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in the best interests of Super Rx or that the person had reasonable cause to believe that his conduct was unlawful.

In addition, Article VI of Super Rx’s Bylaws provides that Super Rx shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of Super Rx to procure a judgment in its favor by reason of the fact that person is or was an agent of Super Rx, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of that action if that person acted in good faith, in a manner that person believed to be in the best interests of this corporation and its shareholders, except that no indemnification shall be made (i) in respect of any claim, issue or matter as to which that person shall have been adjudged to be liable to Super Rx in the performance of that person’s duty to Super Rx and its shareholders, unless and only to the extent that the court in which such proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses, and in such case only to the extent that the court shall determine, (ii) of amounts paid in settling or otherwise disposing of a pending action without court approval; or (iii) of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval.

In addition, Article VI of Super Rx’s Bylaws provides that to the extent that an agent of Super Rx has been successful on the merits in defense of any proceeding referred to above, or in defense of any claim, issue, or matter therein, the agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith.

ITEM 21.	Exhibits.

(a)	Exhibits:

Exhibit Number	Description
3.1	Certificate of Incorporation of Stater Bros. Holdings Inc. (previously filed with the Securities and Exchange Commission as an exhibit to the Registration Statement S-4 No. 33-118436 dated August 27, 2004, as amended)

3.2	By-Laws of Stater Bros. Holdings Inc. (previously filed with the Securities and Exchange Commission as an exhibit to the Registration Statement S-4 No. 33-118436 dated August 27, 2004, as amended)

3.3	Articles of Incorporation of Stater Bros. Markets (previously filed with the Securities and Exchange Commission as an exhibit to the Registration Statement S-4 No. 33-118436 dated August 27, 2004, as amended)

3.4	By-Laws of Stater Bros. Markets (previously filed with the Securities and Exchange Commission as an exhibit to the Registration Statement S-4 No. 33-118436 dated August 27, 2004, as amended)

3.5	Articles of Incorporation of Stater Bros. Development, Inc. (previously filed with the Securities and Exchange Commission as an exhibit to the Registration Statement S-4 No. 33-118436 dated August 27, 2004, as amended)

Exhibit Number	Description
3.6	By-Laws of Stater Bros. Development, Inc. (previously filed with the Securities and Exchange Commission as an exhibit to the Registration Statement S-4 No. 33-118436 dated August 27, 2004, as amended)

3.7	Articles of Incorporation of Santee Dairies, Inc. (previously filed with the Securities and Exchange Commission as an exhibit to the Registration Statement S-4 No. 33-118436 dated August 27, 2004, as amended)

3.8	By-Laws of Santee Dairies, Inc. (previously filed with the Securities and Exchange Commission as an exhibit to the Registration Statement S-4 No. 33-118436 dated August 27, 2004, as amended)

3.9	Articles of Incorporation of Super Rx, Inc. (previously filed with the Securities and Exchange Commission as an exhibit to the Annual report on Form 10-K for the fiscal year ended September 25, 2005)

3.10	By-Laws of Super Rx, Inc. (previously filed with the Securities and Exchange Commission as an exhibit to the Annual report on Form 10-K for the fiscal year ended September 25, 2005)

4.1	Indenture dated as of June 17, 2004 among Stater Bros. Holdings Inc. as Issuer, Stater Bros. Markets, Stater Bros. Development Inc. and Santee Dairies Inc., as Guarantors, and The Bank of New York, as Trustee (previously filed with the Securities and Exchange Commission as an exhibit to the Registration Statement S-4 No. 33-118436 dated August 27, 2004, as amended)

4.2	Specimen Form of Fixed Rate Global Note (previously filed with the Securities and Exchange Commission as an exhibit to the Registration Statement S-4 No. 33-118436 dated August 27, 2004, as amended)

4.3	Supplemental Indenture dated as of April 16, 2007 among Stater Bros. Holdings Inc., Stater Bros. Markets, Santee Dairies, Inc., Stater Bros. Development, Inc., Super Rx, Inc. and The Bank of New York Trust Company, N.A (as successor in interest to The Bank of New York), as Trustee (previously filed with the Securities and Exchange Commission as an exhibit to the Current Report on Form 8-K dated April 17, 2007)

4.4	Indenture, dated as of April 18, 2007, between Stater Bros. Holdings Inc., Stater Bros. Markets, Stater Bros. Development, Inc., Super Rx, Inc., Santee Dairies, Inc. and The Bank of New York Trust Company, N.A. (previously filed with the Securities and Exchange Commission as an exhibit to the Current Report on Form 8-K dated April 20, 2007)

4.5	Registration Rights Agreement, dated as of April 18, 2007, between Stater Bros. Holdings Inc., Stater Bros. Markets, Stater Bros. Development, Inc., Santee Dairies, Inc., Super Rx, Inc. and Banc of America Securities LLC (previously filed with the Securities and Exchange Commission as an exhibit to the Current Report on Form 8-K dated April 20, 2007)

4.6	Restricted 144A Global Note (previously filed with the Securities and Exchange Commission as an exhibit to the Current Report on Form 8-K dated April 20, 2007)

4.7	Restricted Temporary Regulation S Global Note (previously filed with the Securities and Exchange Commission as an exhibit to the Current Report on Form 8-K dated April 20, 2007)

5.1*	Opinion of Gibson, Dunn & Crutcher LLP

10.1	Amended and Restated Sublease Agreement dated June 1, 1983, between Wren Leasing Corp., as Lessor, and Stater Bros. Markets, as Lessee (previously filed with the Securities and Exchange Commission as an exhibit to the Registration Statement S-4 No. 33-77296 dated July 21, 1994)

10.2	Employment contract dated June 1, 2000 by and between Stater Bros. Markets and Jack H. Brown (Previously filed with the Securities and Exchange Commission as exhibits to Registrant’s Quarterly Report on Form 10-Q dated June 25, 2000 and filed on August 9, 2000)

Exhibit Number	Description
10.3	Employment contract dated June 1, 2000 by and between Stater Bros. Markets and Phillip J. Smith (previously filed with the Securities and Exchange Commission as exhibits with the Annual Report on Form 10-K for the fiscal year ended September 24, 2000)

10.4	Employment contract dated June 1, 2000 by and between Stater Bros. Markets and Dennis L. McIntyre (previously filed with the Securities and Exchange Commission as exhibits with the Annual Report on Form 10-K for the fiscal year ended September 29, 2002)

10.5	Employment contract dated June 1, 2000 by and between Stater Bros. Markets and Edward A. Stater (previously filed with the Securities and Exchange Commission as exhibits with the Annual Report on Form 10-K for the fiscal year ended September 29, 2002)

10.6	Employment contract dated August 1, 2002 by and between Stater Bros. Markets and James W. Lee (previously filed with the Securities and Exchange Commission as exhibits with the Annual Report on Form 10-K for the fiscal year ended September 29, 2002)

10.7*	Employment contract dated May 16, 2000 by and between Stater Bros. Markets and George A. Frahm

10.8*	Amendment to employment contract dated July 1, 2000 by and between Stater Bros. Markets and George A. Frahm

10.9	Owner Participation Agreement, dated as of April 14, 2004 between Stater Bros. Markets and the Inland Valley Development Agency (incorporated by reference to Exhibit 10.35 to the Quarterly Report on Form 10-Q for the quarter ended June 27, 2004)

10.10	Development Parcel Disposition Agreement, dated as of June 16, 2004 between Stater Bros. Markets and Hillwood/San Bernardino, LLC (incorporated by reference to Exhibit 10.35 to the Quarterly Report on Form 10-Q for the quarter ended June 27, 2004)

10.11	Amendment No. 1 to Amended and Restated Stater Bros. Holdings Inc. Phantom Stock Plan dated September 30, 2005 (previously filed with the Securities and Exchange Commission as an exhibit to the Annual Report on Form 10-K for the fiscal year ended September 25, 2005)

10.12	Second Amended and Restated Credit Agreement, dated as of April 16, 2007, by and among Stater Bros. Markets, Stater Bros. Holdings Inc., and Bank of America, N.A. (previously filed with the Securities and Exchange Commission as an exhibit to the Current Report on Form 8-K dated April 17, 2007)

10.13	Second Amended and Restated Business Loan Agreement (Receivables) dated as of April 16, 2007, by and among Santee Dairies, Inc., as Borrower, Bank of America, N.A., as Lender, and Stater Bros. Markets, as guarantor. (previously filed with the Securities and Exchange Commission as an exhibit to the Current Report on Form 8-K dated April 17, 2007)

10.14*	Subsidiary Guaranty entered into as of April 16, 2007 by Stater Bros. Holdings Inc., Stater Bros. Development, Inc., Santee Dairies, Inc. and Super Rx, Inc.

10.15*	Amended and Restated Stater Bros. Holdings Inc. Phantom Stock Plan dated December 18, 2002

10.16*	Amendment No. 2 to Amended and Restated Stater Bros. Holdings Inc. Phantom Stock Plan dated May 15, 2006

12.1*	Computation of ratio of earnings to fixed charges

14.1*	Copy of Key Personnel Code of Ethics

21.1	Subsidiaries of Stater Bros. Holdings (Previously filed with the Securities and Exchange Commission as an exhibit to the Registration Statement S-4 No. 333-118436 dated August 27, 2004, as amended)

Exhibit Number	Description
21.2	Subsidiaries of Stater Bros. Markets (Filed with the Securities and Exchange Commission as exhibits with the Annual Report on Form 10-K for the fiscal year ended September 25, 2005)

23.1*	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1)

23.2*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

24.1*	Power of Attorney (included on signature pages of this Registration Statement on Form S-4)

25.1*	Form T-1 Statement of Eligibility and Qualification of The Bank of New York Trust Company, N.A., as Trustee

99.1*	Form of Letter of Transmittal

99.2*	Form of Notice of Guaranteed Delivery

99.3*	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees

99.4*	Form of Letter to Clients

*	Previously filed

ITEM 22.	Undertakings

The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form, within one business day of the receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

The undersigned registrants hereby undertake to supply by means of post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

The undersigned registrants hereby undertake to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

The undersigned registrants hereby undertake that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrants hereby undertake to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrants hereby undertake that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

The undersigned registrants hereby undertake that, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants’ annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the applicable registrant or registrants will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrants have duly caused this registration statement to be signed on its behalf by the undersigned, hereunto authorized, in the city of Colton, state of California, on August 6, 2007.

STATER BROS. HOLDINGS INC.

By:	/s/ PHILLIP J. SMITH
Name:	Phillip J. Smith
Title:	Executive Vice President and Chief Financial Officer

STATER BROS. MARKETS

By:	/s/ PHILLIP J. SMITH
Name:	Phillip J. Smith
Title:	Executive Vice President and Chief Financial Officer

STATER BROS. DEVELOPMENT, INC.

By:	/s/ PHILLIP J. SMITH
Name:	Phillip J. Smith
Title:	Executive Vice President and Chief Financial Officer

SANTEE DAIRIES, INC.

By:	/s/ PHILLIP J. SMITH
Name:	Phillip J. Smith
Title:	Chief Financial Officer

SUPER RX, INC.

By:	/s/ PHILLIP J. SMITH
Name:	Phillip J. Smith
Title:	Executive Vice President and Chief Financial Officer

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THE DATES INDICATED.

NAME	TITLE	DATE

/s/ JACK H. BROWN* Jack H. Brown	Chairman of the Board, President, Chief Executive Officer and Director (Principal Executive Officer), Stater Bros. Holdings Inc.	August 6, 2007

Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer), Stater Bros. Markets

Chairman of the Board, President, Chief Executive Officer and Director (Principal Executive Officer), Stater Bros. Development, Inc.

Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer), Santee Dairies, Inc.

Chairman of the Board, President, Chief Executive Officer and Director (Principal Executive Officer), Super Rx, Inc.

/s/ THOMAS W. FIELD, JR.* Thomas W. Field, Jr.	Vice Chairman of the Board and Director, Stater Bros. Holdings Inc.	August 6, 2007

Vice Chairman of the Board and Director, Stater Bros. Markets

Vice Chairman of the Board and Director, Stater Bros. Development, Inc.

Vice Chairman of the Board and Director, Super Rx, Inc.

/s/ RONALD G. SKIPPER* Ronald G. Skipper	Director, Stater Bros. Holdings Inc.	August 6, 2007
Director, Stater Bros. Markets

Director, Stater Bros. Development, Inc.

Director, Super Rx, Inc.

/s/ BRUCE D. VARNER Bruce D. Varner	Secretary and Director, Stater Bros. Holdings Inc.	August 6, 2007

Secretary and Director, Stater Bros. Markets

Secretary and Director, Stater Bros. Development, Inc.

Secretary and Director, Santee Dairies, Inc.

Secretary and Director, Super Rx, Inc.

NAME	TITLE	DATE

/s/ JAMES W. LEE* James W. Lee	President and Chief Operating Officer, Stater Bros. Markets	August 6, 2007

Executive Vice President, Stater Bros. Development, Inc.

Executive Vice President and Chief Operating Officer, Super Rx, Inc.

/s/ PHILLIP J. SMITH Phillip J. Smith	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer), Stater Bros. Holdings Inc.	August 6, 2007

Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer), Stater Bros. Markets

Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer), Stater Bros. Development, Inc.

Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer), Santee Dairies, Inc.

Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer), Super Rx, Inc.

/s/ ALFRED A. MARASCA* Alfred A. Marasca	Director, Santee Dairies, Inc.	August 6, 2007

/s/ PAUL W. BIKOWITZ* Paul W. Bikowitz	President, Chief Operating Officer and Director, Santee Dairies, Inc.	August 6, 2007

*By:	/s/ BRUCE D. VARNER
Bruce D. Varner Attorney-in-fact